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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-112911 of Nevada Power Company on Form S-4 of our report dated March 7, 2004, which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 143, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


Reno, Nevada
May 13, 2004